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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors and Stockholders of Hy-Tech Technology Group, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Hy-Tech Technology Group, Inc., of our report dated March 19, 2003 relating to the financial statements of Hy-Tech Technology Group, Inc., appearing in the Registrant`s Form 8-K/A of Hy-Tech Technology Group, Inc. for the year ended February 28, 2002.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC
www.malone-bailey.com


Houston, Texas
May 20, 2003



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